EXHIBIT 10.1

                              TERMINATION AGREEMENT

          AGREEMENT, dated as of February 28, 1999, by and between LASER MORTGAGE MANAGEMENT, INC., a Maryland corporation (the "Company"), and LASER ADVISERS INC., a Delaware corporation (the "Manager").

                              W I T N E S S E T H:

          WHEREAS, the Company and the Manager are parties to a certain Management Agreement, dated as of December 2, 1997, as amended (the "Management Agreement");

          WHEREAS, the parties desire to terminate the Management Agreement;

          NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

          1. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Management Agreement.

          2. The Manager hereby resigns as the Company's investment adviser, and the Management Agreement hereby is terminated and of no further force or effect, effective as of the date hereof; provided, however, that the provisions of
Section 7 of the Management Agreement shall remain in full force and effect until the Final Payment Date (as defined herein).

          3. In full satisfaction of all the Company's obligations under the Management Agreement through and including December 31, 1998, the Company agrees to pay the Manager and the Manager agrees to accept and acknowledges as having been paid on or before the date hereof: $900,000, which represents the Management Fee and Incentive Fee for the period through December 31, 1998. The Manager further agrees that it shall not be owed any Non-Competition Payment or any other moneys, except as provided in Section 4(a).

          4. (a) The Company agrees to pay the Manager, and the Manager agrees to accept in full satisfaction, $500,000 for (i) services under the Management Agreement for the period from January 1, 1999 through the date of this Agreement and (ii) the assistance to be provided to a new investment adviser pursuant to
(b) of this paragraph 4.

              (b) The Manager agrees: (i) to deliver to the Company forthwith
(1) all of the assets of the Company in its possession, (2) all books and records of the Company in its possession, and (3) all other information regarding the business and affairs of the Company in its possession, in the case of this clause (3), that a new investment adviser may reasonably require in order to assist such investment adviser with the completion and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "10-K") and other regulatory filings, including any tax returns (collectively, the "Information"); (ii) to assist the Company in connection with all such filings and (iii) to assist the Company and the new adviser with the transfer of the Company's advisory function. The Manager agrees to make appropriate staff available for this purpose.

              (c) The $500,000 amount referenced in paragraph 4(a) above shall be paid to the Manager as follows: (i) $200,000 within five days after the date on which the Manager has delivered to the Company all of the assets of the Company in its possession and all of the books and records of the Company in its possession; (ii) $200,000 within five days after the date on which the Manager has delivered to the Company the Information; provided, however, if the new investment adviser notifies the Manager in writing within such five day period of missing Information, then such $200,000 shall be paid promptly following delivery of such missing Information; and (iii) $100,000 promptly after the filing date of the 10-K (the "Final Payment Date"); provided that, if the 10-K has not been filed by May 31, 1999 and the Manager has not withheld any information in its possession that is necessary for the preparation of the 10-K, the remaining $100,000 shall be paid on May 31, 1999.

          5. The Manager hereby acknowledges that execution and delivery of the releases attached hereto as Annex A are conditions to the Company's obligations hereunder.

          6. The Company hereby acknowledges that execution and delivery of the releases attached hereto as Annex B are conditions to the Manager's obligations hereunder.

          7. The Manager agrees to cause Jonathan Green and Thomas Jonovich to resign from the Company effective as of the date hereof. The Company acknowledges that Robert Gartner is entitled to become fully vested immediately as to the remaining 13,750 shares of the Company's common stock, $.001 par value, granted to Mr. Gartner under a deferred stock award dated November 26, 1997 pursuant to the Company's 1997 Stock Incentive Plan.

          8. Each party hereby represents and warrants to the other that (i) it has full power and authority to enter into this Agreement and (ii) that it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

          9. This Agreement may be amended only by a written instrument approved in writing by both parties.

          10. This Agreement constitutes the entire agreement between the parties and there are no terms other than those contained herein.

          11. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of law.

          12. This Agreement may be executed by the parties hereto in counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 LASER MORTGAGE MANAGEMENT, INC.


                                 By: /s/ Frederick N. Khedouri
                                    ----------------------------
                                    Name:  Frederick N. Khedouri
                                    Title: President


                                 LASER ADVISERS INC.


                                 By: /s/ Michael Smirlock
                                    --------------------------
                                    Name:  Michael Smirlock
                                    Title: Chairman and Duly Authorized Officer